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                                                                EXHIBIT 10.33


                      AMENDMENT TO EMPLOYMENT AGREEMENT


        THIS AMENDMENT is made and entered into as this 10th day of June 1997, by and between GEORGE H. WELLS ("Employee") and CENTRUM INDUSTRIES, INC. ("Corporation").


                                 WITNESSETH


        WHEREAS, Employee and Corporation entered into an Amended and Restated Employment Agreement ("Agreement") effective as of the 1st day of September 1996 whereby the Corporation employed the Employee as President and Chief Executive Officer, and

        WHEREAS, the parties hereto desire to amend the Agreement and paragraph 11 of the Agreement requires that all amendments shall be in writing.

        NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.   Paragraph 3.1 is amended in its entirety to read as follows:

             "3.1 The Employee shall be paid a salary of Two Hundred Ten Thousand Dollars ($210,000.00) per year payable in twenty-four (24) equal bi-monthly installments on the 15th and last day of each month."

        2. Except as expressly amended hereby, all other terms and conditions of the Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement this 27 day of June 1997.

                                          CENTRUM INDUSTRIES, INC.

/s/ George H. Wells                       By /s/ William C. Davis
-------------------------                    -----------------------------
George H. Wells                              William C. Davis, Secretary